                                                                   EXHIBIT 10.2

        This Agreement made this 24th day of September 1996 by and between Manchester Equipment Co., Inc., a domestic corporation having its principal offices at 160 Oser Avenue, Hauppauge, New York 11788, hereinafter known as (MANCHESTER), and Michael Bivona, 684 Broadway, Massapequa, New York 11758, hereinafter known as (BIVONA).

        WHEREAS, BIVONA, prior to May 7, 1996, was an officer, director, employee and shareholder of Manchester, and

        WHEREAS, on May 7, 1996, BIVONA resigned as such officer and director of MANCHESTER, and terminated his employment by MANCHESTER, all of the foregoing to be effective June 30, 1996, and

        WHEREAS, pursuant to a written Agreement therefor, dated May 7, 1996, (the Agreement), BIVONA sold and transferred to Manchester ten shares of MANCHESTER stock, for a consideration and upon terms and conditions as set forth in said Agreement, and

        WHEREAS, the Agreement contains certain "Rights of Election" to BIVONA pertaining to the future sale by BIVONA to MANCHESTER of the remainder of the MANCHESTER shares owned by BIVONA, (the BIVONA shares), namely ninety (90) shares in number, and

        WHEREAS, the said Agreement further contains certain other provisions as to the said BIVONA shares in the event MANCHESTER subsequently entered into an Underwriting Agreement for an "Initial Public Offering" (IPO), and

        WHEREAS, MANCHESTER has entered into a Letter of Intent with Ladenburg, Thalmann & Co. Inc. as the Underwriter for the commencement of such Initial Public Offering, and

     WHEREAS, for various reasons, the Underwriter has requested that BIVONA enter into an Agreement with MANCHESTER, at this time, pertaining to the BIVONA shares. NOW, THEREFORE, IN CONSIDERATION OF THE SUM OF $10.00 EACH TO THE OTHER IN HAND PAID, AND IN FURTHER CONSIDERATION OF THE TERMS AND CONDITIONS OF THE WITHIN AGREEMENT, IT IS AGREED AS FOLLOWS:

     First: MANCHESTER and BIVONA herein agree that the Agreement and Addendum to Agreement of May 7, 1996 (the Agreement) as between them is herein incorporated by reference, with the same force and effect as if same were fully set forth herein.

     SECOND: Reference is herein made to the provisions of Paragraph Fifth "Mandatory Election by Bivona" of the Agreement, as hereinafter set forth:

     "FIFTH: MANDATORY ELECTION BY BIVONA -- At all times subsequent to the execution of the within Agreement, in the event the Company enters into an Underwriting Agreement for IPO purposes, Bivona, shall have thirty (30) days after the mailing to him, Certified Mail, Return Receipt, of a written notice of the execution of such Underwriting Agreement, to make an election as to the following:

          A. To continue the terms of the within Agreement, i.e., the Rights of Election Rights herein granted to Bivona (PARAGRAPH FOURTH:) shall continue and remain in effect; the result of which is that the total of the then remaining Bivona shares shall BE "restricted" from sale or any other disposition by Bivona, other than the "Rights of Election" herein granted to him as set forth in PARAGRAPH FOURTH: of the within Agreement.

                                       OR

                        B. To avoid the "Rights of Election" provisions of the
                PARAGRAPH FOURTH: i.e. The Bivona shares will no longer be restricted in any manner as Agreement as to the Election Rights herein granted to Bivona (PARAGRAPH FOURTH;) i.e., the Bivona stock would no longer be restricted in any manner as to sale or other disposition; PROVIDED, HOWEVER, the said Bivona shares will then be subject to any "LOCK-UP" Agreements as may be required by either the Underwriter representing the Company as to the IPO, or the restrictions placed on said stock by all applicable SEC Rules and Regulations.

                        1) Bivona shall exercise the Election granted to him by the terms of the within Paragraph, pursuant to a written notice thereof forwarded to the Company, Certified Mail, Return Receipt. The failure of Bivona to make such Election in the time and manner as aforesaid, shall be deemed as an automatic Election by Bivona to continue the "Rights of Election" granted to Bivona as per PARAGRAPH FOURTH; of the within Agreement, and as to A. OF THE WITHIN PARAGRAPH."

        THIRD: BIVONA herein exercises the "Right of Election" as set forth in Paragraph FIFTH B. of the Agreement and waives the Right of Election as set forth in Paragraph FIFTH A. of the Agreement, and further agrees to be subject to the following terms and conditions:

                A. the BIVONA shares will be subject to:

                        1. The six {6} month initial "Lock-Up" period as required by the Underwriter, and

                        2. Any and all sales of the BIVONA shares in the "After-Market", following the initial Lock-Up period, will be as follows:

        The right to sell {in brokerage transactions}, in any three month period, such number of shares not exceeding the greater of {i} One {1%} percent of the then outstanding shares of common stock of Manchester, and {ii} The average weekly trading volume in the Manchester common stock, in the over-the-counter market, during the preceding four calendar weeks.

        B. In the event of a secondary public offering by Manchester, at such time as Bivona should still be the owner of any of the original Manchester shares presently owned by him, Bivona is herein granted so-called "Piggyback" registration rights as to such remaining shares; provided, however, that such registration rights will be in a direct proportion to the percentage of shares being registered by Barry R. Steinberg, the principal shareholder of Manchester.

        EXAMPLE: Steinberg proposes to register ten {10%} percent of his remaining Manchester shares in a secondary offering - Bivona shall have the right to have included in such offering no more than ten {10%} percent of his then remaining original Manchester shares.

        The provisions of the within sub-paragraph B. shall further apply to any tertiary or later public offering by Manchester, in the event Bivona should still be the owner of any of the original shares presently owned by him.

        C. Reference is herein made to the provisions of Paragraph Ninth of the Agreement, pertaining to the Life Insurance Programs {policies} presently maintained by Manchester as to the life of Bivona.

        The provisions of said Paragraph Ninth of the Agreement will be deemed deleted from the Agreement in their entirety, and of no further force and effect; provided however, that prior to the cancellation by Manchester of said Life Insurance policies, or either of them, Manchester shall offer to assign said policy or policies to BIVONA or his nominees for a consideration of Ten ($10.00) Dollars.

                D. Reference is herein made to the provisions of Paragraph THIRD of the Agreement pertaining to the Stockholders' Agreement of September 18, 1990, as between Manchester, and Messrs. Steinberg, Stemple and Bivona, as the then sole Stockholders of Manchester.

                        All of the terms, covenant and conditions of the said Stockholders' Agreement are herein deemed to be of no further force and effect, and is to be deemed terminated as to the effective date of the closing of the Initial Public Offering.

                E. Reference is herein made to the provisions of Paragraph TWELFTH of the Agreement pertaining to the BIVONA medical and hospital benefits to be maintained by MANCHESTER. MANCHESTER herein agrees that it will maintain the presently existing medical and hospital insurance for the benefit of BIVONA until June 1, 1999, at which time the obligation of MANCHESTER to maintain such coverage shall automatically cease and terminate.

        FOURTH: BIVONA and MANCHESTER herein acknowledge that the execution of the within Agreement by BIVONA shall be deemed to be the exercise of the "Rights of Election" granted to him by Paragraph FIFTH of the Agreement, and as cited in Paragraph SECOND of the within Agreement.

        FIFTH:   It is specifically understood and agreed that the provisions of the
within Agreement are expressly conditioned upon the successful conclusion of the Initial Public Offering as contemplated by the Letter of Intent between Ladenburg, Thalmann & Co., Inc., as the Underwriter and MANCHESTER. In the event the said Initial Public Offering is not concluded for any reason whatsoever, the terms and conditions of the within Agreement shall be deemed null and void, of no further force and effect, AND the provisions of Paragraph FIFTH (all parts) of the Agreement shall remain in full force and effect.

        SIXTH:   This Agreement shall be binding upon the parties hereto, and their respective heirs, successors and/or assigns.

        SEVENTH: This Agreement may be altered, modified, or amended, solely by a written Agreement therefor duly executed by the parties hereto.

In the Presence of:

/s/ LAURIE PACELLA
-------------------------------------     Manchester Equipment Co., Inc.

                                          By: /s/ BARRY STEINBERG
/s/ JOSEPHINE RENNA                           ----------------------------------
-------------------------------------        Barry R. Steinberg, President

                                             /s/ MICHAEL BIVONA
                                             ----------------------------------
                                             Michael Bivona, Stockholder